Exhibit 99.2

News Release

Babcock & Wilcox Announces Sale of Allen-Sherman-Hoff Business

(AKRON, Ohio – November 4, 2025) – Babcock & Wilcox Enterprises, Inc., (“B&W,” or the “Company”) (NYSE: BW) announced it has sold its Allen-Sherman-Hoff (A-S-H) business to a subsidiary of Austria-based ANDRITZ for $29 million, subject to customary fees and adjustments.

In conjunction with the transaction, B&W and ANDRITZ, through certain wholly-owned subsidiaries, have signed sales representative agreements under which B&W will continue to market A-S-H and Diamond Power products and services to customers in the utility power sectors.

“This strategic asset sale is another step forward to finalize our debt reduction and strengthen our balance sheet as we increase our focus on our core businesses – delivering advanced power generation and environmental solutions and parts and services to utilities and industries around the world, and capitalizing on opportunities to provide reliable, available energy systems for artificial intelligence data centers,” said Kenneth Young, B&W Chairman and Chief Executive Officer. “We look forward to continuing to work with the A-S-H and Diamond Power teams and to representing these technologies to meet the needs of our utility customers.”

Lake Street Capital Markets, LLC, served as exclusive financial advisor to B&W for the transaction.

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn and learn more at babcock.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to an agreement to sell its Allen-Sherman-Hoff (A-S-H) business to ANDRITZ. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
Investor Relations	Ryan Cornell
Babcock & Wilcox	Public Relations
704.625.4944	Babcock & Wilcox
investors@babcock.com	330.860.1345
rscornell@babcock.com